For the fiscal year ended October 31, 2002.
File number 811-07811
Prudential U.S. Emerging Growth Fund, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

PRUDENTIAL MONEYMART ASSETS, INC.
PRUDENTIAL TOTAL RETURN BOND FUND, INC.
PRUDENTIAL U.S. EMERGING GROWTH FUND, INC.
PRUDENTIAL WORLD FUND, INC.
Prudential International Value Fund
SPECIAL MONEY MARKET FUND, INC.
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
Prudential Jennison Equity Opportunity Fund
Prudential Jennison Growth Fund
Supplement dated March 25, 2002
   The information in this supplement supersedes any contrary information that may be contained either in the prospectuses to which this supplement relates or in the statements of additional information that correspond to these Funds.
1. In the prospectus of each Fund listed above, the section generally entitled ?How to Buy, Sell and Exchange Shares of the Fund ? How to Buy Shares ? Step 2: Choose a Share Class,? is modified by the following information:
Beginning March 25, 2002, qualified state tuition programs
(529 plans) may purchase Class Z shares of the Fund.
2. At the end of the same section of the prospectus of each Fund listed above, add the following new paragraph:
Payments to Third Parties for Account Maintenance
   The Distributor or one of its affiliates may make ongoing payments, from its own resources, to brokers, financial advisers and other persons for providing recordkeeping or otherwise facilitating the maintenance of shareholder accounts.



   The information in this supplement relates to the prospectuses and SAIs indicated below.
Fund Name
Date of
Prospectus/SAI
Prudential MoneyMart Assets, Inc.
February 14, 2002
Prudential Total Return Bond Fund,
Inc.
March 1, 2002
Prudential U.S. Emerging Growth Fund,
Inc.
December 28, 2001
Prudential World Fund, Inc.

Prudential International Value
Fund
December 28, 2001
The Prudential Investment Portfolios,
Inc.

Prudential Jennison Equity
Opportunity Fund
November 29, 2001
Prudential Jennison Growth Fund
November 29, 2001
Special Money Market Fund, Inc.
August 24, 2001


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